Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 14, 2004, with respect to the statement of revenues and certain expenses of Fort Washington Office Center (a property acquired by Bresler & Reiner, Inc.), incorporated by reference in the Registration Statement (Form S-11 No. 333-00000) and related Prospectus of Midlantic Office Trust, Inc.
/s/ Ernst & Young LLP
McLean, VA
May 12, 2005